Exhibit 99.1

EMSC News

Contact:	Deborah Hileman

(303) 495-1210

Deborah.hileman@emsc.net

EMSC COMPLETES ACQUISITION OF

AIR AMBULANCE SPECIALISTS, INC.

Greenwood Village, CO (July 10, 2006)—Emergency Medical Services Corporation (NYSE: EMS) today announced that it has completed its acquisition of Englewood, Colorado based Air Ambulance Specialists, Inc., (AASI). AASI is a leader in the management of domestic and international air ambulance transportation, utilizing medically equipped, fixed wing aircraft. AASI will continue to operate under its current name as a subsidiary of EMSC’s wholly owned subsidiary, American Medical Response (AMR).

According to William A. Sanger, EMSC Chairman and CEO, “Integration of fixed-wing air ambulance services with AMR is a natural complement to our extensive ground ambulance service network. We believe this relationship, and leveraging AMR’s industry-leading competencies in logistics and call center management, will serve as an excellent platform for future expansion.”

Don Jones, President of AASI, added, “We are looking forward to integrating our business with that of American Medical Response, and providing bed-to-bed transport services for our patients in hundreds of communities across the nation. We believe that AASI’s expansion opportunities will be greatly enhanced now that we’re an AMR company.”

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Emergency Medical Services Corporation, July 10, 2006, Page 2

FORWARD-LOOKING STATEMENTS

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and EMSC undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EMSC’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Form 10-K. Among the factors that could cause future results to differ materially from those provided in this press release are: the integration of AASI into our business; the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates; potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry and AASI’s industry; and the loss of existing contracts and the accuracy of our assessment of costs under new contracts.

About Emergency Medical Services Corporation

Under the recognized brands of EmCare® and American Medical Response® (AMR), Emergency Medical Services Corporation, headquartered in Greenwood Village, Colorado, is a leading provider of emergency medical services in the United States, serving more than nine million patients each year. EmCare provides outsourced emergency department staffing and management services to more than 335 hospitals in 39 states. American Medical Response is America’s leading provider of ambulance services, with local operations in over 250 communities in 35 states. For more information, visit www.emsc.net.

About American Medical Response, Inc.

American Medical Response Inc., (www.amr.net) America’s leading provider of medical transportation, is locally operated in 35 states. More than 18,000 AMR paramedics, EMTs and other professionals transport nearly four million patients nationwide each year in emergency, critical and non-emergency situations. Operating a fleet of approximately 4,000 vehicles, AMR is headquarted in Greenwood Village, CO.

About Air Ambulance Specialists, Inc.

Air Ambulance Specialists (www.airaasi.com) arranges domestic and international air ambulance transportation utilizing private, medically equipped, fixed wing aircraft. Air Ambulance Specialists arranges fixed wing air ambulance services offering bed-to-bed aeromedical transport, which can include ground transportation, specialized aeromedical transport care, as well as any other incidentals necessary to a successful patient transport. Three levels of medical transport are provided: critical care, advanced life support, and basic life support.

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